SOLICITATION OF PROXIES

                                  SCHEDULE 14A


                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12
         .......................................................................
                        Applied Signal Technology, Inc.


                        Applied Signal Technology, Inc.
                                 Brian M. Offi
                          Vice President-Finance, CFO
                           400 West California Avenue
                              Sunnyvale, CA 94086
         .......................................................................
      Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         1) Title of each class of securities to which transaction applies:
         .......................................................................
         2) Aggregate number of securities to which transaction applies:
         .......................................................................
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         .......................................................................
         4) Proposed maximum aggregate value of transaction:
         .......................................................................
         5) Total fee paid:
         .......................................................................
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:
         .......................................................................
         2) Form, Schedule or Registration Statement No.:
         .......................................................................
         3) Filing Party:
         .......................................................................
         4) Date Filed:
         .......................................................................





                        APPLIED SIGNAL TECHNOLOGY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 9, 2000


                  The 2000 Annual Meeting of Shareholders of Applied Signal Technology, Inc. (the "Company") will be held at the Sheraton Hotel, located at 1100 N. Mathilda Avenue, Sunnyvale, California, on March 9,
2000 at 4:00 p.m., local time, for the following purposes:

                  1. To elect three (3) Class II directors to hold office until the 2002 Annual Meeting of Shareholders or until their respective successors are elected and qualified.

                  2. To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the fiscal year ending October 31, 2000.

                  3. To transact such other business as may properly come before the meeting, or any adjournment thereof.


                  Shareholders of record at the close of business on January 18, 2000 are entitled to notice of, and to vote at, this meeting and any continuation or adjournments thereof.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                               /s/ Gary L. Yancey
                                              ----------------------------------
                                              Gary L. Yancey, President

Sunnyvale, California
January 28, 2000

                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.


                                 PROXY STATEMENT
                       2000 ANNUAL MEETING OF SHAREHOLDERS

                         APPLIED SIGNAL TECHNOLOGY, INC.
                           400 West California Avenue
                          Sunnyvale, California 94086
                                 (408) 749-1888

          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Applied Signal Technology, Inc., a California corporation (the "Company"), of Proxies for use at the Annual Meeting of Shareholders to be held on March 9, 2000, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. This Proxy Statement and accompanying Proxy are first being sent to shareholders, on approximately, February 8, 2000. The cost of the solicitation of Proxies will be borne by the Company. The Board may use the services of the Company's directors, officers and others to solicit Proxies, personally or by telephone. The Board may also arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket expenses incurred in so doing. The Annual Report to Shareholders for the fiscal year ended October 31, 1999, including financial statements mailed to shareholders concurrently with the mailing of this Proxy Statement.


                                  VOTING RIGHTS

          The voting securities of the Company entitled to vote at the Annual Meeting consist of shares of Common Stock. Only shareholders of record at the close of business on January 18, 2000 are entitled to notice of and to vote at the annual meeting. On that date, there were 8,388,441 shares of the Company's Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or by proxy, shall constitute a quorum for the transaction of business at the meeting. If an executed Proxy is submitted without any instruction for the voting of such Proxy, the Proxy will be voted in favor of the proposals described.

          All shares represented by valid Proxies received prior to the Annual Meeting will be voted and, where a shareholder specifies by means of the Proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. A shareholder who signs and returns a Proxy will have the power to revoke it at any time before it is voted. A Proxy may be revoked by filing with the Secretary of the Company a written revocation or duly executed Proxy bearing a later date, or by appearing at the Annual Meeting and electing to vote in person.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of January 3, 2000 by (i) each person who is known by the Company to own beneficially more than 5 percent of the outstanding Common Stock of the Company, (ii) each of the Company's directors and director-nominees, (iii) the Chief Executive Officer and the other executive officers of the Company whose total salary and bonus for the year ended October 31, 1999 exceeded $100,000, and (iv) all directors and executive officers of the Company as a group.

                                                    SHARES         PERCENT OF
NAME OF BENEFICIAL OWNER OF GROUP                BENEFICIALLY     COMMON STOCK
AND NATURE OF BENEFICIAL OWNERSHIP(1)                OWNED        OUTSTANDING
--------                                         ---------------- ------------
Dimensional Fund ADV                                  605,200             7.3 **
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA  90401

Dalton, Greiner, Hartman, Maher & Co                  544,300             6.5 **
  565 Fifth Avenue, Suite 2101
  New York, NY  10017

John R. Treichler                                     505,601 (4)         6.1

David D. Elliman                                      496,656 (2)         6.0
  18 East 74th Street
  New York, NY 10021

Gary L. Yancey                                        442,241 (5)         5.3

James F. Collins                                      415,551 (3)         5.0

Capital Technology                                    307,600             3.6
  McMulllen Creek Office Center
  P.O. Box 472428
  Charlotte, NC  28247-2428

Richard P. Gooch                                       81,053 (13)      *

Kenway Wong                                            60,771 (8)       *

Albert Ovadia                                          42,417 (12)      *

Bani M. Scribner, Jr.                                  40,189 (6)       *

Kenneth Snow                                           36,733 (7)       *

Brian M. Offi                                          33,451 (9)       *

Stuart G. Whittelsey, Jr.                               5,401 (10)      *

John P. Devine                                          1,400 (11)      *

All directors and executive officers                2,160,903 (14)       26.0
as a group (11 persons)

-----------
     *   Less than 1%
     **  Form 13F Reporting


(1) Except as indicated in the footnotes to this table, the persons named in the table possess sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to joint tenancy, tenancy-in-common or community property laws, where applicable. Unless otherwise indicated, the business address of each of the beneficial owners is 400 W. California Avenue, Sunnyvale, CA 94086.


(2) Includes 161,378 shares held by Underhill Charitable Lead Trust of which the reporting person is a trustee and a beneficiary, and the reporting person disclaims beneficial ownership of his shares in excess of his beneficiary's interest in the trust; 118,544 shares held by Trust u/w Isabel S. Rockefeller of which the reporting person is a trustee, and a member of the reporting person's immediate family is beneficiary, and the reporting person disclaims beneficial ownership of shares in excess of the reporting person's interest in the trust; 100,000 shares held by Rama Investment Partnership of which the reporting person is a general partner, and the reporting person disclaims beneficial ownership of shares in excess of the reporting person's interest; 41,666 shares held by Trust u/d Avery Rockefeller of which the reporting person is a trustee, and a member of the reporting person's immediate family is a beneficiary, and the reporting person disclaims beneficial ownership of shares in excess of the reporting person's interest in the trust; 16,111 shares held directly as a result of transfers to the reporting person of securities previously reported as indirectly owned by Rockefeller Charitable Lead Trust and the A.M. Rockefeller Trust; 14,147 shares held by the Rockefeller Charitable Lead Trust of which the reporting person is a trustee and beneficial ownership of shares of the reporting person's interest in the trust; 14,013 shares held A.M. Rockefeller Trust of which the reporting person is a trustee and a beneficiary, and the reporting person disclaims beneficial ownership of shares in excess of the reporting person's interest in the trust (the change reflects a transfer to the reporting person); 7,275 shares held by PARock, Inc. of which the reporting person is a shareholder, and the reporting person disclaims beneficial ownership of shares in excess of his ownership in the corporation; 7,275 shares held by Overhills Partnership, Inc. of which the reporting person is a partner, and the reporting person disclaims beneficial ownership of shares in excess of his partnership interest; 5,335 shares held by Estate of Anna M. Rockefeller of which the reporting person is an executor and beneficiary, and the reporting person disclaims beneficial ownership of share in excess of his interest in the estate; 3,101 shares held by Estate of Gladys Underhill of which the reporting person is an executor and a beneficiary, and reporting person disclaims beneficial ownership of shares in excess of his interest in the estate; 2,425 shares held by the Underhill Foundation of which the reporting person is a trustee, and the reporting person disclaims beneficial ownership of such shares; 2,425 shares held by Wild Wings Foundation of which the reporting person is a trustee and the reporting person disclaims beneficial ownership of such shares; 2,425 shares held by Trust u/w Avery Rockefeller of which the reporting person is a trustee and a beneficiary, and reporting person disclaims beneficial ownership is excess of the reporting person's interest in the trust; and 36 shares held by PARock Limited Partnership of which the reporting person is a general partner. Includes 400 share subject to options that are exercisable within 60 days of January 3, 2000.

(3) Includes 2,240 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(4) Includes 2,240 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(5) Includes 2,240 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(6) Includes 22,240 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(7) Includes 7,240 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(8) Includes 13,440 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(9) Includes 2,240 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(10) Includes 400 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(11) Includes 400 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(12) Includes 11,033 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(13) Includes 22,500 shares subject to an option that is exercisable within 60 days of January 3, 2000.

(14) Includes 86,613 shares subject to an option that is exercisable within 60 days of January 3, 2000.




                                  PROPOSAL ONE
                      NOMINATION AND ELECTION OF DIRECTORS

          The Company's Articles of Incorporation, as amended, provide for a classified Board of Directors consisting of two classes of directors. At the 1999 Annual Meeting of Shareholders, three Class I Directors were elected to terms expiring in 2001. Three Class II Directors were elected in 1997 to terms expiring at this year's Annual Meeting. The Board has designated three current Directors as nominees for election at this meeting as Class II Directors (James F. Collins, John R. Treichler, Stuart G. Whittelsey, Jr.). Directors elected at this meeting will serve until the 2002 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

          Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as the Board may designate.

          If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for purposes of determining if a quorum is present.

                  Set forth below is certain information with respect to age and background for each of the Company's directors.

                                                                        DIRECTOR
           NAME                  POSITIONS WITH THE COMPANY        AGE   SINCE
-------------------------- -------------------------------------- ----- --------
Class I directors, whose terms will expire at the 2001 Annual Meeting of
Shareholders:

John P. Devine             Director                                 62     1995

David D. Elliman           Director                                 49     1991

Gary L. Yancey             President and Chairman of the Board      54     1984

Class II directors, who are nominees for election at this annual meeting:

James F. Collins           Laboratory Manager and Director          57     1984

John R. Treichler          Senior Scientist and Director            52     1984

Stuart G. Whittelsey, Jr.  Director                                 70     1990

          John P. Devine has been a director of the Company since May, 1995. Mr. Devine served as Deputy Director, National Security Agency (NSA), for Technology and Systems from 1992 to 1995 and as Deputy Director, NSA for Research and Engineering from 1990 to 1992. From 1989 to 1990 he served as NSA Chief of Staff. Mr. Devine has been a consultant to the defense industry since his retirement from the NSA.

           David D. Elliman is a founding principal of the Elmrock Group of companies. The group is comprised of Elmrock Capital, Inc.;
Elmrock Partners and Stillrock Management, Inc.; and a number of specialty-finance affiliates. Elmrock Capital, Inc. is a merchant banking company which specializes in asset securitization and structured financial transactions. It arranges equity capital for leveraged asset purchases. Elmrock Partners owns and controls a portfolio of conduit companies which acquire an securitize corporate receivables an other high quality assets. Stillrock Management, Inc. is an SEC-registered investment advisor. Stillrock manages client portfolios of publicly traded securities in equity investments. Mr. Elliman is the Chief Investment Officer of the Elmrock Group of companies and is responsible for the asset portfolios of these companies and their clients. Before the formation of the Elmrock Group in 1981, Mr. Elliman served in the Investmetn Management Group of Citicorp as a portfolio manager and research analyst. Mr. Elliman is an Overseer of the School of Arts and Sciences at the University of Pennsylvania.

          Gary L. Yancey, a co-founder of the Company, has served the Company as President and Chairman of the Board since the Company's incorporation in January 1984. Prior to co-founding the Company, he was employed for ten years by ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, most recently serving as Director of the Strategic Systems Division, and for seven years as an engineer with GTE Sylvania Inc., a defense electronics company.

          James F. Collins, a co-founder of the Company, has been a director of and employed by the Company since its incorporation in 1984. He has served in the position of Laboratory Manager with the Company since 1984. Prior to co-founding the Company, Mr. Collins worked at ARGOSystems Inc., a manufacturer of electronic reconnaissance systems, for fourteen years, most recently serving in the Strategic Systems Division. Prior to working at ARGOSystems, Inc., Mr. Collins served for three years as an officer in the United States Navy.

          John R. Treichler, a co-founder of the Company, has been a director of and employed by the Company since it incorporation in 1984.
He has served in the position of Senior Scientist since 1984 and as Chief Technology Officer since 1999. Prior to co-founding the Company, he worked at ARGOSystems Inc. for seven years, most recently serving as a senior scientist in the Strategic Systems Division; and at Stanford University for three years in the Information Systems Laboratory. Prior to working at Stanford university, Dr. Treichler served for four years as an offier in the United States Navy.

          Stuart G. Whittelsey, Jr. has been a director of the Company since 1990. Since April 1994 he has been a principal of his own consulting firm, Whittelsey Associates, which is engaged in corporate financial management. From July 1993 through April 1994, he was Chief Executive Officer of Lytton Garden Inc., a residence for HUD qualified seniors combined with a skilled nursing facility in Palo Alto, California. Prior to that, he was Chief Financial Officer for several high-technology firms, including
Informix, Inc.; Acurex Corp.; Stanford Telecommunications, Inc.; and Wattkins-Johnson Company.


MEETINGS OF THE BOARD OF DIRECTORS

          During fiscal 1999, the Board held four meetings. During that period, the Audit Committee of the Board held one meeting and the Compensation Committee held one meeting. The Company does not have a nominating committee of the Board. No director serving on the Board in fiscal 1999 attended less than 75% of such meetings of the Board and the committees on which he serves.

          The members of the Audit Committee during the Company's 1999 fiscal year were Stuart G. Whittelsey, Jr., John P. Devine, and David D. Elliman. The functions of the Audit Committee include reviewing and approving the results of the annual audit.

          The members of the Compensation Committee during fiscal 1999 were Stuart G. Whittelsey, Jr., John P. Devine, and David D. Elliman. The function of the Compensation Committee is to set and administer the total compensation program for the executive officers of the Company.




                                  PROPOSAL TWO
                      APPOINTMENT OF INDEPENDENT AUDITORS

          The Board of Directors has selected Ernst & Young LLP to serve as independent auditors to audit the financial statements of the Company for fiscal 2000. Ernst & Young LLP has acted in such capacity since its appointment for fiscal 1985. Representatives of Ernst & Young LLP who will be present at the Annual Meeting, will be given the opportunity to make a statement if the representatives desire and will be available to respond to appropriate questions.


          THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL. In the event that ratification by the shareholders of the appointment of Ernst & Young LLP as the Company's independent auditors is not obtained, the Board will reconsider such appointment.

          The affirmative vote of a majority of the votes cast at the Annual Meeting of Shareholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.







                    EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION OF EXECUTIVE OFFICERS

                  The following table sets forth information for each of the Company's last three fiscal years concerning the compensation of the chief executive officer of the Company and the other executive officers of the Company whose total salary and bonus for service in all capacities to the Company for the fiscal year ended October 31, 1999 exceeded $100,000 during such fiscal year:

                           SUMMARY COMPENSATION TABLE

                                                                            Long Term
                                 Annual Compensation                       Compensation
                              -----------------------------                ------------
                                                                            Securities
                                                                 Other      Underlying
                               Fiscal    Salary     Bonus        Annual      Options
 Name and Principal Position    Year       ($)       ($)     Compensation(1)    (#)
----------------------------- --------- --------- ---------  --------------------------
Gary L. Yancey                    1999  $402,463   $17,371         $19,775           0
President and Chief Executive     1998   371,534    25,442          17,395       5,600
Officer                           1997   334,720    12,051          15,592           0

Bani M. Scribner, Jr.             1999   260,649    10,204          11,313       6,500
Executive Vice President,         1998   233,645    14,970           9,523       5,600
General Manager -                 1997   204,382     4,020           7,229      20,000
Technical Operations Group

Richard P. Gooch                  1999   212,152     8,726           8,348       5,000
Vice President - Personal
Communications Systems Division

Brian M. Offi                     1999   245,730     9,913          10,867       6,500
Vice President Finance and        1998   227,347    15,100           9,523       5,600
Chief Financial Officer           1997   205,578     5,192           8,122           0

Albert Ovadia                     1999   208,857     8,496           7,947       5,000
Vice President - Multichannel
Systems Division

Kenneth Snow                      1999   240,406     9,761          10,586       6,500
Vice President-Operations         1998   223,395    15,097           9,523       5,600
                                  1997   205,572     5,141           8,071           0

Kenway Wong                       1999   231,967     9,305           9,823       6,500
Vice President-Communication      1998   209,730    13,613           7,902       5,600
Systems Division (**)             1997   179,015     4,591           6,903           0

     1 Company funded Applied Signal Technology 401K Retirement Plan contribution.




OPTION GRANTS IN LAST FISCAL YEAR - 1999

                                                                            Potential realizab
                                                                              value at assumed
                                                                               annual rates of
                                                                                 stock price
                                                                              apperciation for
                                          Individual Grants                    option term (1)
                                          -----------------                 ------------------
                   Number of
                   Securities   Percent of Total
                   Underlying   Options Granted  Exercise or
                    Options     to Employees     Base Price
      Name        Granted (#)   in Riscal Year    ($/Sh)  (2) Expiration Date    5%($)  10%($)
----------------  ------------  ---------------  -----------  --------------   ------  -------

Bani M Scribner,     6,500           2.4%          $12.13     05/13/07  (3)  $37,645  $90,166
Jr.

Richard P. Gooch     5,000           1.8%           12.13     11/19/06  (3)   28,958   69,359

Brian Offi           6,500           2.4%           12.13     05/13/07  (3)   34,645   90,166

Albert Ovadia        5,000           1.8%           12.13     11/19/06  (3)   28,958   69,359

Ken Snow             6,500           2.4%           12.13     05/13/07  (3)   37,645   90,166

Ken Wong             6,500           2.4%           12.13     05/13/07  (3)   37,645   90,166



(1) These gains are based on assumed rates of stock appreciation of five percent and ten percent, compounded annually from the date the options were granted to the date of their expiration. Actual gains, if any, on stock option exercises will depend on future performance of the common stock, the option holder's continued employemnt through the option period, and the date which the options are exercised. The gains shown are net of the option price, and do not include deductions for taxes or other expenses that may be associated with the exercise.

(2) All options were granted at market value on date of grant.

(3) Option grant pursuant to the Company's 1991 Stock Option Plan. Options fully vest at the end of 2 years with an option life of 8 years while optionee remains an employee of the Company.




OPTION EXERCISES AND FISCAL 1999 YEAR-END VALUES


                                 OPTION EXERCISES
                          AND FISCAL 1999 YEAR-END VALUES




                                                       Option Exercises in Fiscal 1999 and FY-End Option Value
                                                       -------------------------------------------------

                                                           Number of Securities              Value of Unexercised
                                                           Underlying Options at            In-the-Money Options at
                                                              October 31, 1999               October 31, 1998  (1)
                                                       -------------------------------  -------------------------------
                          Shares           Value         Exercisable    Unexercisable    Exercisable     Unexercisable
                        Acquired on   Realized ($) (1)       (#)             (#)              ($)             ($)
         Name          Exercise (#)
------------------------------------  ---------------  --------------- ---------------  --------------- ---------------
Gary L. Yancey                    0                0            1,120           4,480                0               0

Bani M. Scribner, Jr.             0                0           41,120          10,980          192,400               0

Richard P. Gooch                  0                0           22,500          10,000          145,305               0

Brian M. Offi                     0               $0           22,500          10,000                0               0

Albert Ovadia                     0                0            6,033          10,000           31,775               0

Kenneth  Snow                     0                0            6,120          10,980           34,420               0

Kenway Wong                       0                0           12,320          10,980           68,027               0



         ----------
         (1) The values in this column are based on the last reported sale price of the common stock on the respective dates of exercise as reported by the Nasdaq National Market, less the respective option exercise prices.


COMPENSATION OF DIRECTORS

          Directors who are employees of the Company are not compensated by the Company for services provided as a director. Each of the Company's directors who are not employees was paid $19,200 in annual retainer fees during fiscal 1999. The Company expects to pay an annual retainer of approximately $19,200 to its non-employee directors in fiscal 2000. In addition, the Company reimburses out-of-pocket travel expenses of non-employee directors not residing in the San Francisco Bary area in accordance with the Company's travel policy.


CHANGE OF CONTROL ARRANGEMENTS

          Under the Company's 1991 Stock Option Plan (the "Option Plan"), upon a change of control of the Company pursuant to a merger or acquisition of the Company, the acquiring or surviving company must either assume the Company's obligations under outstanding options or substitute options for its own shares. For options granted by the Company under the Option Plan prior to January 4, 1992, if the acquiring or surviving company in certain transactins does not either assume these obligations or substitute these options, the Board must accelerate the vesting and exercisability of unvested and unexercisable options to a date prior to the completion of the transaction. Under these terms of the Option Plan, all accelerated options not exercised prior to the completion of the transaction will terminate. Of the officers named in the Summary Compensation Table, Mr. Snow, Mr. Wong and Dr. Gooch hold options granted under the Option Plan prior to January 4, 1992 to purchase 4,000 shares; 4,700 shares, and 5,500 shares, respectively.



                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

          The Compensation Committee of the Board of Directors set compensation for the Company's executive officers for fiscal 1999. The Committee is comprised of the three non-employee directors of the Company, Messrs. Elliman, Devine and Whittelsey.

          The Compensation Committee is responsible for setting and administering the total compensation program for the executive officers of the Company. Recommendations for annual salary for the executive officers are made to the Compensation Committee by the Chief Executive Officer ("CEO") and the Company's Human Resources Manager.

          Salaries are generally set for the executive officers by evaluating their performance, evaluating their goals, evaluating the importance of each position to the achievement of the Company's strategic goals, and comparing compensation for the same positions at similarly sized electronics companies.

          The compensation of the Company's executive officers consists of salaries which are set toward the upper end of the appropriate salary ranges observed at similarly sized electronics companies and relatively modest bonuses received under plans in which all employees of the Company participate
(under which bonuses are determined using a common objective formula based upon the entire Company's profit performance), thereby leading to total cash compensation (salary and bonus) of the Company's executive officers within the range of the total cash compensation of similarly situated counterparts at other electronics companies.

          For fiscal 1999 the Committee has decided to grant stock options for executive compensation. It believs this will more closely align the compensation of Company executives with Company performance, as well as with the compensation packages offered executives at other similarly sized electronics companies. Details of option grants to officers and directors are disclosed in the table of "Option Grants in Last Fiscal Year - 1999".

          With the background of this philosophy, the Compensation Committee used the following criteria to establish compensation for fiscal 1999 for its executive officers. First, the Committee considered the current importance of each position held by an executive officer to the ability of the Company to achieve its strategic objectives, including not only the importance of the function of the group managed by the executive officer, but also the group's management needs, considering its organization and operation.
Second, the Committee received and considered compensation survey data covering the total cash compensation (salary and bonus) paid by companies in the electronics industry with similar annual revenues to the Company. Finally, the Committee reviewed the self-evaluations of each executive officer and the CEO's annual review of all other executive officers.

          With respect to the Company's CEO Gary Yancey , the Committee evaluated his performance during fiscal year 1999 with respect to the Company's revenues, Company's profit margin, the size and progress of the Company's research and development efforts, and the quality of the CEO's management of his line managers. The Committee unanimously concluded that the CEO had a successful fiscal year, and approved a percentage increase in the CEO's salary which was in line with the Company's average salary increase for the fiscal year and placed the CEO in approximately the 75-80th percentile in terms of total cash compensation as compared to his peers at similarly sized electronics companies.

          The Company's policy with respect to compensation paid to its executive officers is to deduct such compensation which qualifies under
Section 162(m) of the Internal Revenue Code, as amended, as an expense.

                                                 THE COMPENSATION COMMITTEE
                                                    David D. Elliman
                                                    John P. Devine
                                                    Stuart G. Whittelsey, Jr.




                        COMPARISON OF SHAREHOLDER RETURN

                  Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 400 Mid-Cap Index ("S&P 400") and the Standard & Poor's Aerospace and Defense Index ("S&P Aerospace and Defense") for the five-year period commencing on October 31, 1994, and ending on October 31, 1999.

           COMPARISON OF CUMULATIVE TOTAL RETURN FROM OCTOBER 31, 1994
                          THROUGH October 31, 1999(1)

      APPLIED SIGNAL TECHNOLOGY, INC., S&P 400, S&P AEROSPACE AND DEFENSE


                                   [CHART 1]
PLOT POINTS

                    Applied                       S&P
                    Signal        S&P 400      Aerospace
      Date        Technology      Mid-Cap     and Defense
---------------- -------------  ------------  ------------
31 Oct. 1994          $100.00       $100.00       $100.00
31 Oct. 1995          $144.64       $118.92       $118.75
31 Oct. 1996          $193.90       $137.30        $82.61
31 Oct. 1997          $204.75       $179.54       $301.56
31 Oct. 1998          $207.93       $189.26       $282.75
31 Oct. 1999          $168.79       $226.41       $248.30

- ------------
(1) Assumes that $100.00 was invested on October 31, 1994, in the Company's Common Stock and each index and that all dividends were reinvested. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.





                      SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

          Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Company (i) must be received by the Company at its offices at 400 West California Avenue, Sunnyvale, California 94086 no later than October 5, 2000 and (ii) must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals to be included in the Company's Proxy Statement for that meeting.



                         TRANSACTION OF OTHER BUSINESS

          At the date of this Proxy Statement, the only business which the Board intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the Annual Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.



                                              BY ORDER OF THE BOARD OF DIRECTORS


                                               /s/ Gary L. Yancey
                                              ----------------------------------
                                              Gary L. Yancey, President


 Dated:  January 28, 2000



                        APPLIED SIGNAL TECHNOLOGY, INC.
                   Proxy for Annual Meeting of Shareholders
                      Solicited by the Board of Directors


          The undersigned hereby appoints Gary L. Yancey and Brian M. Offi, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Applied Signal Technology, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held at the Sheaton Hotel, 1100 N. Mathilda Avenue, Santa Clara, California on Thursday,
March 9, 2000 at 4:00 p.m. local time, and at any adjournment thereof
(1) as hereinafter specified upon the proposals listed below and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged and (2) in their discretion upon such other matters as may properly come before the meeting.

       A vote FOR the following proposals is recommended by the Board of
Directors:
       1.  Election of Class II directors listed below.

        Nominees: James F. Collins, John R. Treichler, Stuart G. Whittelsey, Jr.

             [    ]  FOR          [    ]  WITHHELD

             [    ]  ______________________________________________________

                  INSTRUCTION: To withhold authority to vote for any nominee, mark the above box and list the name(s) of the nominee(s) in the space provided.

          2. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the Company for the fiscal year ending
             October 31, 1999.
             [    ]  FOR          [    ]  WITHHELD            [    ]  ABSTAIN

          The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1, 2 and 3.



                                            Dated _______________________, 2000
                                            (Be sure to date Proxy)

                                            _________________________________
                                            Signature(s)

          Sign exactly as your name(s) appears on your stock certificate. If shares of stock stand on record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held of record by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

          Even if you are planning to attend the meeting in person, you are urged to sign and mail the Proxy in the return envelope so that your stock may be represented at the meeting.